Exhibit 5.1

HYPERIDES HOLDINGS LTD	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/514626.00001

March 5, 2026

Dear Sirs

HYPERIDES HOLDINGS LTD (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of [ ] class A ordinary shares of US$0.00001 par value each of the Company (the Class A Ordinary Shares), plus an option to issue up to an additional [ ] Class A Ordinary Shares, or 15% of the total number of the Class A Ordinary Shares to be offered by the Company pursuant to the Offering to cover the over-allotment option to be granted to the underwriters (collectively, the IPO Shares).

We are furnishing this opinion as Exhibit 5.1, Exhibit 8.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). The headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the certificate of incorporation of the Company dated 6 August 2025 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolution dated 30 September 2025 (the Memorandum and Articles);

(c)	a certificate of good standing dated [date] issued by the Registrar in respect of the Company (the Good Standing Certificate);

Ogier
Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws	Partners Nicholas Plowman	Yuki Yan
	Nathan Powell	David Lin
Floor 11 Central Tower	Anthony Oakes	Alan Wong
28 Queen’s Road Central	Oliver Payne	Rachel Huang**
Central	Kate Hodson	Janice Chu**
Hong Kong	David Nelson	Zhao Rong Ooi†
	Justin Davis	Florence Chan*‡	*	admitted in New Zealand
T +852 3656 6000	Joanne Collett	Richard Bennett**‡	**	admitted in England and Wales
F +852 3656 6001	Dennis Li	James Bergstrom‡	†	admitted in Singapore
ogier.com	Cecilia Li		‡	not ordinarily resident in Hong Kong

(d)	the register of directors of the Company dated 31 October 2025 (the Register of Directors);

(e)	the register of members of the Company dated 12 January 2026 (the Register of Members, together with the Register of Directors, the Registers)

(f)	copies of the written resolutions of the directors of the Company dated 14 November 2025 approving among others, the Company’s filing of the Registration Statement and issuance of the IPO Shares (the Board Resolutions);

(g)	a certificate dated on the date hereof as to certain matters of fact signed by the directors of the Company (the Director’s Certificate); and

(h)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Director’s Certificate and the Registers is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions remain in full force and effect, have not been, and will not be rescinded or amended, and the sole director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company and none of the shares of the Company have been offered or issued to residents of the Cayman Islands;

(i)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company, restructuring officer and no receiver has been appointed over any of the Company’s property or assets;

(j)	upon the issuance of the IPO Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(k)	the Company will have sufficient authorized but unissued Class A Ordinary Shares in its share capital to effect the issue of any of the IPO Shares at the time of issuance;

(l)	the Company currently is, and after the allotment and issuance of the IPO Shares will be, able to pay its liabilities as they fall due; and

(m)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000.00 divided into 4,000,000,000 Class A Ordinary Shares and 1,000,000,000 class B ordinary shares of par value US$0.00001 each.

Corporate Authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance and sale of the IPO Shares under the Registration Statement.

Valid Issuance of IPO Shares

(d)	The IPO Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the Memorandum and Articles; and

(ii)	such issuance of IPO Shares have been duly registered in the Company’s register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(e)	The statements contained in the Registration Statement in the section headed “Material Income Tax Considerations - Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the IPO Shares and while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier